UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 20, 2018 (December 20, 2018)
GIBRALTAR INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22462	16-1445150
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)
3556 Lake Shore Road
P.O. Box 2028
Buffalo, New York 14219-0228
(Address of principal executive offices) (Zip Code)
(716) 826-6500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

Item 8.01 Other Events	3
Item 9.01 Financial Statements and Exhibits	3
EX - 99.1
SIGNATURE	4

Item 8.01 Other Events
On December 20, 2018, Gibraltar Industries, Inc. (the “Company”) announced, by press release, the delivery of a notice of redemption (the “Notice”) to the trustee of the outstanding Senior Subordinated 6.25% Notes, due February 1, 2021 (the “Notes”), issued by the Company and guaranteed by certain of the Company’s subsidiaries. The Notice calls for the redemption of all of the aggregate $210 million principal amount of the Notes effective as of February 1, 2019. The redemption price for the Notes is equal to the outstanding principal amount of the Notes, plus accrued and unpaid interest to the redemption date, in accordance with the provisions of the indenture governing the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits
(a)-(c)    Not Applicable
(d)    Exhibits:

Exhibit No.	Description
99.1	Press Release issued by Gibraltar Industries, Inc. on December 20, 2018

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIBRALTAR INDUSTRIES, INC.
Date:	December 20, 2018
		By:	/s/ Timothy F. Murphy
Timothy F. Murphy
Senior Vice President and Chief Financial Officer

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